Exhibit 3.20

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LIFECARE HOSPITALS OF NORTH TEXAS, L.P.

The undersigned, pursuant to Section 2.01 of the Texas Revised Limited Partnership Act, hereby executes the following Certificate of Limited Partnership:

1. The name of the Partnership is LifeCare Hospitals of North Texas, L.P. (the “Partnership”).

2. The address of the registered office for service of process is 1212 Guadalupe, Suite 102, Austin, Texas 78701, and the name of the registered agent for service of process at such address is Capitol Corporate Services, Inc.

3. The address of the principal office where records of the Partnership are to be kept or made available shall be 504 Texas, Suite 600, Shreveport, Louisiana 71101.

4. The name of the General Partner is LifeCare Management Services, LLC, and its street and mailing address is 504 Texas, Suite 600, Shreveport, Louisiana 71101.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of this 31st day of December, 1997.

GENERAL PARTNER:

Lifecare Management Services, LLC

By:	/s/ Jimmie M. Stapleton
Name:	Jimmie M. Stapleton
Title:	VP - Administration

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF A LIMITED PARTNERSHIP

1.	The name of the Limited Partnership is: LifeCare Hospitals of North Texas, L.P.

2.	The limited partnership was formed under the laws of Texas, on January 5, 1998.

3.	The certificate of limited partnership is amended as follows:

A.	The name, mailing address and street address of the business or residence of the withdrawing general partner is:

LifeCare Management Services, L.L.C.

504 Texas Street, Suite 600

Shreveport, LA 71101

B.	The name, mailing address and street address of the business or residence of the new general partner is:

LifeCare Holding Company of Texas, L.L.C.

504 Texas Street, Suite 600

Shreveport, LA 71101

Dated: January 9, 1998.

Withdrawing General Partner:

LifeCare Management Services, L.L.C.

By:	/s/ Jimmie M. Stapleton

Name and Title:	Jimmie M. Stapleton
VP - Administration

New General Partner:

LifeCare Holding Company of Texas, L.L.C.

By:	LifeCare Management Services, L.L.C.

By:	/s/ Jimmie M. Stapleton

Name and Title:	Jimmie M. Stapleton
VP - Administration

*	Certificate of Amendment to the Certificate of a Limited Partnership must be signed by at least one general partner and each other general partner designated in the certificate as a new general partner.

Filing Fee: $200.00